Exhibit 99.1

Contact:	Irena Mroz

Bottomline Technologies

781-693-1802

imroz@bottomline.com

Bottomline Technologies Reports Third Quarter Results

Advancement of Operating Performance Highlights Quarter

PORTSMOUTH, N.H.—April 28, 2004—Bottomline Technologies (NASDAQ: EPAY), a leading global technology provider of Financial Resource Management (FRM) software and services, today reported financial results for the third quarter ended March 31, 2004.

Revenues for the third quarter were $21.6 million compared with $18.6 million in the third quarter of last year. The net loss for the third quarter was $241,000, or a net loss per share of $0.01, compared with a net loss of $2.2 million and a net loss per share of $0.14 in the third quarter of last year.

During the third quarter, operating expenses of $12.3 million included net acquisition-related charges of $875,000, which represented amortization of intangible assets of approximately $866,000 and stock compensation expense of $9,000 associated with stock options assumed in a prior acquisition. Excluding these acquisition-related items, pro forma net income for the third quarter was $634,000, or pro forma net income per share of $0.04, compared with pro forma break even results in the third quarter of last year.

“I am delighted that the business achieved a step up in operating results while at the same time building for the future,” said Joe Mullen, President and CEO of Bottomline. “I believe current customer opportunities such as AIG, and near term market opportunities such as BACSTEL-IP, will drive continued improvement in the business. BACSTEL-IP is a mandated payment technology change occurring in our UK marketplace. This new standard requires UK businesses to either buy new software or subscribe to a subscription based payment service, both of which Bottomline offers, providing a unique growth opportunity for the company.”

Revenues for the nine months ended March 31, 2004 were $59.7 million compared with $52.6 million in the same period of last year. The net loss for the nine months ended March 31, 2004 was $2.8 million, or a net loss per share of $0.17, compared with a net loss of $26.1 million and a net loss per share of $1.67 in the nine months ended March 31, 2003.

The results for the nine months ended March 31, 2003 included the cumulative effect of an accounting change in the amount of $13.8 million, which related to a goodwill impairment charge recorded by the company in connection with the transition to FASB Statement 142. The net loss before the cumulative effect of this accounting change was $12.3 million, or a net loss per share of $0.79.

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During the nine months ended March 31, 2004, operating expenses of $35.9 million included net acquisition-related charges of $4.2 million, which represented a charge for in-process research and development of $789,000 associated with the acquisition of Create!form International, Inc., amortization of intangible assets of approximately $3.4 million and stock compensation expense of $32,000 associated with stock options assumed in a prior acquisition. Excluding these acquisition-related items, pro forma net income for the nine months ended March 31, 2004 was $1.4 million, or pro forma net income per share of $0.08, compared with a pro forma net loss per share of $0.36 in the same period of last year.

Bottomline has presented non GAAP financial measures in the form of pro forma results as part of this earnings release since such information excludes certain non-cash items and management believes it is a more accurate measurement of Bottomline’s overall operating performance. Management believes that presenting financial measures exclusive of certain non-cash items helps identify trends in the company’s business and the company uses these measures to establish budgets and operational goals, to manage its business and to evaluate the performance of the company. The presentation of this information should not be considered in isolation to, or as a substitute for, the results presented in accordance with GAAP. A reconciliation of the GAAP net loss to the pro forma results for the periods ending March 31 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2004	2003	2004	2003
	(in thousands)
GAAP Net Loss	$(241)	$(2,225)	$(2,835)	$(26,056)
Cumulative Effect of Accounting Change	—	—	—	13,764
In-process Research and Development	—	—	789	—
Amortization of Intangible Assets	866	2,235	3,368	6,660
Stock Compensation Expense	9	31	32	95

Pro forma Net Income (Loss)	$634	$41	$1,354	$(5,537)

Customer Highlights:

•	During the quarter over 90 new orders for Bottomline’s BACSTEL-IP versions of Paybase and WebSeries® were received from leading UK-based organizations including Trinity Mirror, BNP Paribas, and PayPoint. BACSTEL-IP is the new electronic payment standard for the UK and requires businesses to upgrade to this new standard by the end of 2005.

•	In addition, over 150 companies in the United Kingdom have subscribed to and are now running Bottomline’s recently launched BACSTEL-IP subscription service.

•	The Domestic Brokerage Group of American International Group, Inc. (AIG) selected Bottomline’s Legal eXchange™ to provide software and technology services that enable the electronic receipt and management of legal expense budgets and invoices. AIG is a leading international insurance and financial services organization, with operations in approximately 130 countries and jurisdictions.

•	Bottomline added several new customers for document output management solutions including Chiquita Brands, Pfaltzgraft, Rockline Industries, and Chesapeake Corporation.

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•	Leading companies such as GlaxoSmithKline, Virgin Mobile, Oppenheimer & Co., and Ametek chose Bottomline to deliver financial resource management solutions.

Corporate and Product Highlights:

•	The new BACSTEL-IP subscription service, designed to provide the benefits of BACSTEL-IP to all organizations, was launched in the UK.

•	The WebSeries® platform for payment lifecycle management features a robust new electronic payments (ACH) module with enhanced capabilities including child support and tax payments.

•	Bottomline joined the PeopleSoft Partner Connection Program as a Certified Software Partner.

•	Bottomline and Royal Bank of Canada Global Services marked their 10-year electronic banking relationship with a celebration and awards ceremony.

•	The United Way honored Bottomline with a Spirit of Giving award for Bottomline’s contributions to the community.

•	Bottomline signed two new international distributors, expanding the distribution channel to include Sweden and South Africa.

Bottomline will host a conference call to discuss its financial results beginning at 5:00 p.m. today. Please see the corresponding advisory issued April 21, 2004 for information on the call. The call will also be broadcast live at www.bottomline.com and a replay will be available on the website following the call.

About Bottomline Technologies

Bottomline Technologies® (NASDAQ: EPAY) is a leading global technology provider of Financial Resource Management (FRM) solutions and services. Bottomline’s comprehensive set of FRM offerings enables businesses and financial institutions to more effectively manage their critical financial transactions, cash decisions and trading partner relationships, leveraging the Web. FRM applications include Electronic Payments and Cash Management, Electronic Invoice Receipt and Management, Electronic Invoice Presentment and Payment (EIPP), Electronic Banking and Information Reporting. Founded in 1989, Bottomline maintains its corporate headquarters in Portsmouth, NH and international headquarters in Reading, England. For more information, visit Bottomline on the Web at www.bottomline.com, or dial (800) 243-2528 or (603) 436-0700.

Cautionary Language

Any statements in this announcement about our future expectations, plans and prospects constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: competition, market demand, technological change, strategic relationships, recent acquisitions, international operations, general economic conditions and other factors discussed in our most recent quarterly report filed with the SEC. In addition, the forward-looking statements included in this announcement represent our views as of the date of this announcement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this announcement. The accompanying unaudited condensed statements of operations and balance sheets are an integral part of this announcement.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2004	2003
Revenues:
Software licenses	$3,598	$3,598
Service and maintenance	13,801	10,588
Equipment and supplies	4,168	4,458

Total revenues	21,567	18,644

Cost of revenues:
Software licenses	456	425
Service and maintenance	5,692	4,996
Equipment and supplies	3,406	3,593

Total cost of revenues	9,554	9,014

Gross profit	12,013	9,630

Operating expenses:
Sales and marketing	5,474	4,343
Product development and engineering:
Product development and engineering	2,662	2,158
Stock compensation expense	9	31
General and administrative	3,305	2,661
Amortization of intangible assets	866	2,235

Total operating expenses	12,316	11,428

Loss from operations	(303)	(1,798)

Other income (expense), net	103	(412)

Loss before provision for income taxes	(200)	(2,210)
Provision for income taxes	41	15

Net loss	(241)	(2,225)

Basic and diluted net loss per share	$(0.01)	$(0.14)

Shares used in computing basic and diluted net loss per share:	16,775	15,619

Pro forma (excluding acquisition-related charges):(1)
Net income	$634	$41

Basic and diluted net income per share (2)	$0.04	$0.00

(1)	Pro forma presentation excludes amortization of intangible assets of $866 and $2,235 and amortization of stock compensation expense of $9 and $31, net of tax for the three months ended March 31, 2004 and 2003, respectively.
(2)	Shares used in computing pro forma diluted net income per share were 17,684 and 15,619 for the three months ended March 31, 2004 and 2003, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2004	2003
Revenues:
Software licenses	$10,740	$9,697
Service and maintenance	36,741	29,843
Equipment and supplies	12,212	13,108

Total revenues	59,693	52,648

Cost of revenues:
Software licenses	1,310	1,279
Service and maintenance	15,540	15,649
Equipment and supplies	9,872	10,085

Total cost of revenues	26,722	27,013

Gross profit	32,971	25,635

Operating expenses:
Sales and marketing	15,484	14,355
Product development and engineering:
Product development and engineering	7,635	8,137
In-process research and development	789	—
Stock compensation expense	32	95
General and administrative	8,610	8,505
Amortization of intangible assets	3,368	6,660

Total operating expenses	35,918	37,752

Loss from operations	(2,947)	(12,117)

Other income (expense), net	200	(130)

Loss before provision for income taxes and cumulative effect of accounting change	(2,747)	(12,247)
Provision for income taxes	88	45

Loss before cumulative effect of accounting change	(2,835)	(12,292)

Cumulative effect of accounting change	—	13,764

Net loss	$(2,835)	$(26,056)

Basic and diluted:
Loss per share before cumulative effect of accounting change	$(0.17)	$(0.79)
Cumulative effect of accounting change	—	(0.88)

Net loss per share	$(0.17)	$(1.67)

Shares used in computing basic and diluted net loss per share:	16,480	15,577

Pro forma (excluding acquisition-related charges):(1)
Net income (loss)	$1,354	$(5,537)

Basic and diluted net income (loss) per share(2)	$0.08	$(0.36)

(1)	Pro forma presentation is before the cumulative effect of accounting change and excludes in-process research and development of $789 and $0, amortization of intangible assets of $3,368 and $6,660 and amortization of stock compensation expense of $32 and $95, net of tax for the nine months ended March 31, 2004 and 2003, respectively.
(2)	Shares used in computing pro forma diluted net income per share were 17,240 and 15,577 for the nine months ended March 31, 2004 and 2003, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2004	June 30, 2003
Assets
Current assets:
Cash, cash equivalents and short-term investments	$24,921	$25,802
Accounts receivable	15,930	13,281
Other current assets	4,658	4,148

Total current assets	$45,509	43,231

Property and equipment	6,750	6,447
Intangible assets	29,840	22,660
Other assets	876	1,024

Total assets	$82,975	$73,362

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,473	$5,712
Accrued expenses	7,164	6,005
Deferred revenue and deposits	16,966	13,697
Current portion of long-term debt	—	253

Total current liabilities	29,603	25,667

Stockholders’ equity
Common stock	17	17
Additional paid-in-capital	171,062	164,809
Deferred compensation	(24)	(78)
Accumulated other comprehensive income	3,336	1,628
Treasury stock	(3,753)	(4,250)
Retained deficit	(117,266)	(114,431)

Total stockholders’ equity	53,372	47,695

Total liabilities and stockholders’ equity	$82,975	$73,362